Exhibit 10.35
Discovery Communications, Inc. 2013 Incentive Plan (the “Plan”)
Restricted Stock Units (Substitute WarnerMedia Awards)
Restricted Stock Unit Award For employees of Warner Bros. Discovery, Inc. Outside the United States
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
Name:            #ParticipantName#
Grant Date:            #GrantDate#
Restricted Stock Units Granted:    #QuantityGranted#
Vesting Schedule:            #VestingDateandQuantity#
1.General Terms. Pursuant to the terms of the Plan, the following terms and conditions shall apply to substitute grants of Restricted Stock Units (“Restricted Stock Units” or “RSUs”) made to employees of Warner Bros. Discovery, Inc. (the “Company”) outside the United States in connection with the closing of the merger in which WarnerMedia became a wholly-owned subsidiary of Discovery, Inc. (the “Merger”).
2.Definitions. Capitalized terms used in this grant notice (“Grant Notice”) shall have the meanings given to them in the Plan unless the context calls for another meaning or except as otherwise provided below.
(a)“Participant” means the grantee of this substitute Award.
(b)“WarnerMedia” means Warner Media, LLC or one of its subsidiaries.
(c)The definition of “Disability” in the Plan shall not apply and instead be replaced by the following: “Disability” means that the Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or, if different, the Subsidiary of the Company employing the Participant (the “Employer”), regardless of whether the Participant is covered by such policy. If the Company or the Employer does not have a long-term disability plan or policy, for purposes of this Grant Notice, “Disability” means that the Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than one hundred and eighty (180) consecutive days. The Participant shall not be considered to have incurred a Disability for purpose of the RSUs unless the Participant furnishes proof of such impairment sufficient to satisfy the Committee in its sole discretion.

1007744306v3

(d)“Retirement” or to “Retire” means the Participant’s Termination of Employment for any reason other than death, Disability, or for Cause, on or after the date the Participant is at least age fifty-five (55) and has completed 10 Years of Service.
(e)The definition of “cause” in the Plan shall not apply and instead be replaced by the following: “Cause” means “Cause” as defined in an employment agreement between WarnerMedia and the Participant or, if not defined therein or if there is no such agreement, “Cause” means (i) the Participant’s continued failure substantially to perform such Participant’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of ten (10) days following written notice by WarnerMedia or the Company to the Participant of such failure, (ii) dishonesty in the performance of the Participant’s duties, (iii) the Participant’s conviction of, or plea of nolo contendere to, a crime constituting (A) a felony under the laws of the United States or any state thereof or (B) a misdemeanor involving moral turpitude, (iv) the Participant’s insubordination, willful malfeasance or willful misconduct in connection with the Participant’s duties or any act or omission which is injurious to the financial condition or business reputation of WarnerMedia or the Company, or (v) the Participant’s breach of any non-competition, non-solicitation or confidentiality provisions to which the Participant is subject. Unless otherwise provided in an employment agreement between WarnerMedia and the Participant, the determination of the Committee as to the existence of “Cause” will be conclusive on the Participant and the Company.
(f)“Severance Period” means the period of time following a Termination of Employment during which a Participant is entitled to receive salary continuation payments whether pursuant to an employment contract with, or a severance plan or other existing arrangement maintained by, WarnerMedia.
(g)“Years of Service” means the WarnerMedia service Participant was credited with under the terms of Participant’s Award at the closing of the Merger plus any service with the Company thereafter.
(h)“Termination of Employment” or a similar reference means the event where the Participant is no longer an employee of the Company or any of its Subsidiaries, including but not limited to where the employing company ceases to be a Subsidiary of the Company. With respect to any Award that provides “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a "separation from service" as defined under Section 409A of the Code.
3.Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference, except for Sections 11.1, 11.2 and 11.20 of the Plan which shall not apply to RSUs granted under this Grant Notice. In the event of any other inconsistency between the Plan and this Grant Notice, the terms of the Plan shall control except as otherwise expressly set forth in this Grant Notice. For a summary of key plan terms, see Exhibit A to this Grant Notice. This grant is subject to the additional terms and conditions set forth on the Addendum attached hereto.

4.Vesting. Subject to Section 7 hereof, these RSUs will vest as noted above.
5.Form of Payment. Except as otherwise provided in the Plan, RSUs shall be payable in shares of Common Stock of the Company (“Shares”).
6.Dividend Equivalents. If the Company pays any regular cash dividend on its Shares on any date while RSUs are outstanding, the Participant shall be paid, for each RSU held by the Participant on the record date, an amount of cash equal to the dividend paid on a Share at the time that such dividends are paid to holders of Shares.
7.Impact of Termination of Employment.

Type of Termination	Award Treatment
Termination of Employment for Cause	Notwithstanding anything in this Grant Notice to the contrary, in the event of the Participant’s Termination of Employment for Cause, all of the Participant’s outstanding undistributed RSUs shall be immediately forfeited as of the effective date of Termination of Employment.
Termination of Employment Due to Death or Disability	In the event of the Participant’s Termination of Employment due to death or Disability, all of the Participant’s unvested RSUs will vest on the date of Termination of Employment and will pay out promptly.
Voluntary Termination of Employment While Not Retirement Eligible	In the event of the Participant’s voluntary Termination of Employment while not Retirement eligible, all of the Participant’s outstanding unvested RSUs shall be immediately forfeited as of the effective date of Termination of Employment.

Termination of Employment While Retirement Eligible (including Voluntary or Involuntary Termination, but excluding Termination for Cause)
If a Participant is eligible to Retire as of the Participant’s Termination of Employment, then all of the Participant’s RSUs shall become payable upon such Termination of Employment.
Notwithstanding the foregoing, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in your jurisdiction that would likely result in the favorable treatment applicable to the RSUs pursuant to this section being deemed unlawful and/or discriminatory, then the Company or the Employer will not apply the favorable treatment at the time of Participant’s Termination of Employment, and the RSUs will be treated as set forth in the other sections of this Grant Notice, as applicable.

Involuntary Termination Scenarios (other than For Cause)
Termination of Employment While Not Retirement Eligible and Participant Becomes Retirement Eligible During Severance Period	If a Participant is not eligible to Retire as of the Participant’s Termination of Employment but would be eligible to Retire by the last day of the Participant’s Severance Period, then any unvested RSUs held by such Participant shall fully vest and become payable upon such Termination of Employment.

Termination of Employment While Not Retirement Eligible and RSUs Are Scheduled to Vest During Severance Period	If a Participant is not eligible to Retire as of Termination of Employment and will not be eligible to Retire by the end of the Participant’s Severance Period, then any unvested RSUs that are scheduled to vest during the Severance Period will vest and become payable upon such Termination of Employment. Any unvested RSUs that have a vesting date that occurs after the end of a Participant’s Severance Period shall be completely forfeited upon such Termination of Employment.
Other Involuntary Terminations	In the event of the Participant’s involuntary Termination of Employment not listed above, all of the Participant’s outstanding unvested RSUs shall be immediately forfeited as of the effective date of Termination of Employment.

8.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on- line or electronic system established and maintained by the Company or a third party designated by the Company.
9.Copy of the Plan and Documents. In accepting the RSUs, the Participant acknowledges that he or she has received and read a copy of the Plan and the Addendum. The Participant acknowledges that the Participant may be entitled from time to time to receive certain other documents related to the Company, including the Company’s annual report to stockholders and proxy statement related to its annual meeting of stockholders, and the Participant consents to receive such documents electronically through the Internet or as the Company otherwise directs.

10.Severability. The provisions of this Grant Notice are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Exhibit A
Key Plan Terms

1. Limited Status. Participant understands and agrees that the Company will not consider Participant a shareholder for any purpose with respect to the Shares Participant receives upon vesting of the RSUs (such Shares, “RSU Shares”), unless and until the RSU Shares have been issued to Participant in accordance with the Plan and the Grant Notice. Participant will not receive dividends with respect to the Restricted Stock Units.

2. Voting. Participant may not vote the Restricted Stock Units. Participant may not vote the RSU Shares unless and until such shares are distributed to Participant.

3. Taxes and Withholding. The RSUs provide tax deferral, meaning that the RSU Shares are not taxable to Participant until Participant actually receives the RSU Shares on the date specified in the Grant Notice (such date, the “Distribution Date”). Participant will then owe taxes at ordinary income tax rates as of the Distribution Date at the value of the Shares received. As an employee of the Company, Participant may owe FICA and HI (Social Security and Medicare) taxes before the Distribution Date.

    Issuing the Shares under the RSUs is contingent on satisfaction of all obligations with respect to required tax or other required withholdings (for example, in the U.S., Federal, state, and local taxes). The Company may take any action permitted under Section 11.9 of the Plan to satisfy such obligation, including, if the Board so determines, satisfying the tax obligations by (i) reducing the number of RSU Shares to be issued to Participant by that number of RSU Shares (valued at their Fair Market Value on the Distribution Date) that would equal all taxes required to be withheld (at their minimum withholding levels), (ii) accepting payment of the withholdings from a broker in connection with a sale of the RSU Shares or directly from Participant, or (iii) taking any other action under Section 11.9 of the Plan.

4. Compliance with Law. The Company will not issue the RSU Shares if doing so would violate any applicable Federal or state securities laws or other laws or regulations. Participant may not sell or otherwise dispose of the RSU Shares in violation of applicable law.

5. No Effect on Employment or Other Relationship. Nothing in the Grant Notice or this Exhibit A restricts the Company’s rights or those of any of its affiliates to terminate Participant’s employment or other relationship at any time and for any or no reason. The termination of employment or other relationship, whether by the Company or any of its affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under the Grant Notice and any applicable employment or severance agreement or plan.

6. No Effect on Running Business. Participant understands and agrees that the existence of the RSUs will not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stock, with preference ahead of or convertible into, or otherwise affecting the Company’s Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether or not of a similar character to those described above.

7. Section 409A. The RSUs are intended to comply with the requirements of Section 409A and must be construed consistently with that section. Notwithstanding anything in the Plan or the Grant Notice to the contrary, if the RSUs vest in connection with Participant’s “separation from service” within the meaning of Section 409A (as determined by the Company), and if (x) Participant is then a “specified employee” within the meaning of Section 409A at the time of such separation from service (as determined by the Company, by which determination Participant agrees Participant is bound) and (y) the distribution of RSU Shares under such accelerated RSUs will result in the imposition of additional tax under Section 409A if distributed to Participant within the six month period following Participant’s separation from service, then the distribution under such accelerated RSUs will not be made until the earlier of (i) the date six months and one day following the date of Participant’s separation from service or (ii) the 10th day after Participant’s date of death. Neither the Company nor Participant shall have the right to accelerate or defer the delivery of any such RSU Shares or benefits except to the extent specifically permitted or required by Section 409A. In no event may the Company or Participant defer the delivery of the RSU Shares beyond the date specified in the Grant Notice, unless such deferral complies in all respects with Treasury Regulation Section 1.409A-2(b) related to subsequent changes in the time or form of payment of nonqualified deferred compensation arrangements, or any successor regulation. In any event, the Company makes no representations or warranty and shall have no liability to Participant or any other person, if any provisions of or distributions under the Grant Notice are determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section.

8. Unsecured Creditor. The Restricted Stock Units create a contractual obligation on the part of the Company to make a distribution of the RSU Shares at the time provided for in the Grant Notice. Neither Participant nor any other party claiming an interest in deferred compensation hereunder shall have any interest whatsoever in any specific assets of the Company. Participant’s right to receive distributions hereunder is that of an unsecured general creditor of Company.

9. Governing Law. The laws of the State of Delaware will govern all matters relating to the Restricted Stock Units, without regard to the principles of conflict of laws.

10. Notices. Any notice Participant gives to the Company must follow the procedures then in effect. If no other procedures apply, Participant must send Participant’s notice in writing by hand or by mail to the office of the Company’s Secretary (or to the Chair of the Board if Participant is then serving as the sole Secretary). If mailed, Participant should address it to the Company’s Secretary (or the Chair of the Board) at the Company’s then corporate headquarters, unless the Company directs RSU holders to send notices to another corporate department or to a third party administrator or specifies another method of transmitting notice. The Company and the Board will address any notices to Participant using its standard electronic communications methods or at Participant’s office or home address as reflected on the Company’s personnel or other business records. Participant and the Company may change the address for notice by notice to the other, and the Company can also change the address for notice by general announcements to Restricted Stock Unit holders.

11. Amendment. Subject to any required action by the Board or the stockholders of the Company, the Company may cancel the Restricted Stock Units and provide a new Award under the Plan in its place, provided that the Award so replaced will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect the Restricted Stock Units to the extent then vested.

12. Plan Governs. Wherever a conflict may arise between the terms of the Grant Notice and the terms of the Plan, the terms of the Plan will control. The Board may adjust the number of RSU Shares and other terms of the Restricted Stock Units from time to time as the Plan provides.

INTERNATIONAL ADDENDUM TO

WARNER BROS. DISCOVERY, INC.
RESTRICTED STOCK UNIT (SUBSTITUTE WARNERMEDIA AWARD) GRANT NOTICE FOR EMPLOYEES

Special Terms and Conditions Applicable in Countries Outside the United States

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Restricted Stock Unit grant notice (the “Grant Notice”) or the Discovery Communications, Inc. 2013 Incentive Plan (As Amended and Restated) (the “Plan”). This International Addendum (the “Addendum”) is incorporated into the Grant Notice by reference and supplements the terms of the Grant Notice and future grants to you under the Plan.

This Addendum includes additional (or, if indicated, different) terms and conditions that govern an award granted under the program if you work and/or reside in one of the countries listed below. If you are a citizen or resident of a country other than that in which you are currently working and/or residing (or are considered as such for local law purposes) or if you transfer your service relationship and/or residence to another country after the award is granted, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you. In addition, if you transfer your service relationship and/or residence to another country after the award is granted, any notifications contained herein may not be applicable to you in the same manner.

This Addendum may also include information regarding securities laws, exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of January 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends you not rely on the information contained herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time an RSU vests or you sell Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your particular situation.

ALL COUNTRIES OUTSIDE THE UNITED STATES

1.Withholding Taxes. You acknowledge that, regardless of any action taken by the Company or, if different, the Affiliate to which you provide services (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including, but not limited to, the grant, vesting of the RSU, the subsequent sale of Shares acquired pursuant to such vesting, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with the relevant taxable or tax withholding event, the Company may take any action permitted under Section 11.9 of the Plan to satisfy such obligation, including, if the Committee so determines, satisfying the tax obligations by (i) reducing the number of RSU Shares to be issued to you by that number of RSU Shares (valued at their Fair Market Value on the Distribution Date) that would equal all taxes required to be withheld (at their minimum withholding levels), (ii) accepting payment of the withholdings from a broker in connection with a sale of the RSU Shares or directly from you, (iii) withholding from your wages or other cash compensation payable to you by the Company and/or the Employer; or (iv) taking any other action under Section 11.9 of the Plan.

The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates in your jurisdiction(s), including maximum applicable rates. If the Company and/or the Employer withhold more than the amount necessary to satisfy the liability for Tax-Related Items, you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent Shares or, if not refunded, you may be able to seek a refund from the applicable tax authorities. If the Company and/or the Employer withhold less than the amount necessary to satisfy the liability for Tax-Related Items, you may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes you are deemed to have been issued the full number of Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related

Items due as a result of any aspect of your participation in the Plan. No fractional Shares will be withheld or issued pursuant to the issuance of Shares thereunder.

You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to allow to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

2.Nature of Grant. In accepting the RSUs, you acknowledge, understand and agree that:
a.the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
b.all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
c. you are voluntarily participating in the Plan;
d.the RSUs and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
e.unless otherwise agreed with the Company, the RSUs and any Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of any Affiliate;
f.the RSUs and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
g.the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted;
h.if the Shares underlying the RSUs do not increase in value, the RSUs will have no value;
i.For purposes of the RSUs, your employment or other service will be considered terminated as of the date you are no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing services or the terms of your employment or service relationship, if any) and will not be extended by any notice period (e.g., your period of employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing services or the terms of your employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when you are no longer actively employed or providing services (i.e., the termination date) for purposes of the RSUs (including whether you may still be considered to be employed or providing services while on a leave of absence).
j.neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to you pursuant to the vesting of the RSUs or the subsequent sale of any Shares acquired upon vesting; and
k.no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of your employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction, if any).

3.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation or your acquisition or sale of the underlying Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation before taking any action related to the award.

4.Language. You acknowledge and represent that you are proficient in the English language or have consulted with an advisor who is sufficiently proficient in English so as to allow you to understand the terms and conditions of this agreement, or any other document related to the award. Furthermore, if you have received the Grant Notice, or any other document related to the RSUs, and/or translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

5.Imposition of Other Requirements. The Company reserves the right to impose other requirements on participation in the Plan, RSUs or Shares acquired pursuant to the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the undersigned to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

6.Compliance with Local Law. Notwithstanding any other provision of the Plan or the Grant Notice, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon vesting of the RSUs prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities or other applicable law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other U.S. or non-U.S. governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Shares subject to the RSUs with the SEC or any U.S. state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, you agree that the Company shall have unilateral authority to amend the Plan and this Grant Notice without your consent to the extent necessary to comply with securities or other laws applicable to the issuance of the Shares.

7.Choice of Venue. You agree to the exclusive venue and jurisdiction of the State and Federal Courts located in the State of Delaware and waive any objection based on lack of jurisdiction or inconvenient forum.

8.Insider Trading / Market Abuse. You may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of the Shares, rights to Shares (e.g., the RSUs) or rights linked to the value of shares (e.g., phantom awards, futures) during such time(s) you are considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a "need to know" basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. You are responsible for complying with any restrictions and should speak to your personal advisor on this matter.

9.Exchange Control, Tax and/or Foreign Asset / Account Reporting. Certain tax, foreign asset and/or foreign account reporting requirements and exchange controls may affect your ability to hold Shares or funds received from participating in the program in a brokerage or bank account outside of your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation to your country through a designated bank or broker and/or within a certain time after receipt. You are responsible for complying with any applicable regulations and should consult with your personal legal and tax advisors for any details.

10.Addendum. Notwithstanding any provisions in the Grant Notice, the RSUs shall be subject to any additional terms and conditions set forth in this Addendum. Moreover, if you relocate to one of the countries included in the Addendum, the additional terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of the Grant Notice.

11.Waiver. You acknowledge that a waiver by the Company or breach of any provision of the Grant Notice or Addendum shall not operate or be construed as a waiver of any other provision of the Grant Notice or Addendum, or of any subsequent breach by you or any other participant.

12.Data Privacy. If you would like to participate in the Plan, you will need to review the information provided in this section and, where applicable, declare consent to the processing and/or transfer of personal data as described below.
a)EEA+ Controller and Representative. If you are based in the European Union (“EU”), the European Economic Area, or the United Kingdom (collectively “EEA+”), you should note that the Company, with its address at 8403 Colesville Road, Silver Spring, MD 20910, United States of America, is the controller responsible for the processing of your personal data in connection with the agreement.

b)Data Collection and Usage. The Company collects, uses and otherwise processes certain personal data about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other awards or entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, which you receive from the Company, the Employer or otherwise in connection with the Plan (“Data”), for the purposes of implementing, administering and managing the RSU and allocating the Shares. The legal basis, where required, for the processing of Data by the Company is your consent, as further described below.

c)Stock Plan Administration Service Providers. The Company transfers Data to Fidelity Stock Plan Services, LLC, an independent service provider (the "Service Provider"), which is assisting the Company by performing recordkeeping and administration services for the award. In the future, the Company may select a different service provider and share Data with such other provider serving in a similar manner. The Service Provider will open an account for you to receive and trade Shares. You may be asked to agree on separate terms and data processing practices with the Service Provider, with such agreement being a condition to the ability to participate in the program.

d)International Data Transfers. In the event you reside, work or are otherwise located outside of the U.S., Data will be transferred from your country to the U.S., where the Company and its service providers are based. You understand and acknowledge that the U.S. is not subject to an unlimited adequacy finding by the European Commission and might not provide a level of protection of personal data equivalent to the level of protection in your country. As a result, in the absence of the implementation of appropriate safeguards such as the Standard Contractual Clauses adopted by the EU Commission or binding corporate rules approved by the competent EU data protection authority, the processing of personal data might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, data subjects might have no or less enforceable rights regarding the processing of their personal data. The onward transfer of Data from the Company to the Service Provider or, as the case may be, a different service provider of the Company is based solely on your consent.

e)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage your regulatory obligations, including under tax and security laws.

f)Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Depending on where you are based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) the rectification or amendment of incorrect or incomplete Data, (iii) the deletion of Data, (iv) request restrictions on the processing of Data, (v) object to the processing of Data for legitimate interests, (vi) the portability of Data, (vi) lodge complaints with competent authorities in your jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Data. To receive additional information regarding these rights or to exercise these rights, you can contact the Company's data privacy office at privacy_office@discovery.com.

g)Necessary Disclosure of Personal Data. You understand that providing the Company with Data is necessary for the performance of the agreement and that your refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.

h)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation is voluntary and you are providing any consents referred to herein on a purely voluntary basis. You understand that you may withdraw any such consent at any time with future effect for any or no reason. If you do not consent, or if you later seek to withdraw your consent, your salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant awards to you or administer or maintain the RSU. For more information on the consequences of refusal to consent or withdrawal of consent, you should contact the Company's data privacy office at privacy_office@discovery.com.

Declaration of Consent. By participating in the Plan and indicating consent via the Company's online acceptance procedure, you explicitly declare your consent to the onward transfer of Data by the Company to the Service Provider or, as the case may be, a different service provider of the Company in the U.S. as described above.

ARGENTINA
Nature of Grant. The following provision supplements Section 1 of this Addendum:
You acknowledge and agree that the RSU grant is made by the Company (not the Employer) in its sole discretion and that the value of the RSUs or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits, such as vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered for any purpose under Argentine labor law, you acknowledge and agree that such benefits shall not accrue more frequently than on each vesting date.

Type of Offering. Neither the RSUs nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.
Exchange Control Information. You are solely responsible for complying with the exchange control rules that may apply in connection with your participation in the Plan and/or the transfer of proceeds acquired under the Plan into Argentina. Prior to the vesting of the RSU or transferring proceeds into Argentina, you should consult your local bank and exchange control advisor to confirm the exchange control rules and required documentation.

Foreign Asset/Account Reporting Information. You must report holdings of any equity interest in a foreign company (e.g., Shares acquired under the Plan) on your annual tax return each year.

AUSTRALIA
Impact of Termination of Employment. This provision supplements Section 7 of the Grant Notice:
Notwithstanding anything contrary in Section 7 in the event of the Participant’s voluntary or involuntary Termination of Employment while Retirement eligible, all of the Participant’s outstanding unvested RSUs shall be immediately forfeited as of the effective date of Termination of Employment.
Nature of Plan. The Plan and the Grant Agreement is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).
No payment constituting breach of law in Australia. Notwithstanding anything else in the Plan or the Agreement, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf, otherwise you will be responsible for complying with any exchange control reporting requirements.
Nature of Plan. The Plan and the Grant Notice is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).
No payment constituting breach of law in Australia. Notwithstanding anything else in the Plan or the Agreement, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf, otherwise you will be responsible for complying with any exchange control reporting requirements.
Australian Offer Document.

The Company is pleased to provide you with this offer to participate in the Plan. This offer document sets out information regarding the RSU granted under the Plan for Australian resident employees of the Company and its Australian Affiliates. This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

Additional Documents. In addition to the information set out in this Grant Notice, you are also being provided with copies of the following documents:

(a)the Plan;
(b)the Plan prospectus; and
(c)the Australia Employee Tax Guide (collectively, the "Additional Documents”).

The Additional Documents provide further information to help you make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act 2001.

You should not rely upon any oral statements made in relation to this offer. You should rely only upon the statements contained in the Grant Notice and the Additional Documents when considering your participation in the Plan.

General Information Only. The information herein is general information only. It is not advice or information that takes into account your objectives, financial situation and needs.

You should consider obtaining your own financial product advice from a person who is licensed by ASIC to give such advice.

Risk Factors for Australian Residents. Investment in Shares involves a degree of risk. You should monitor your participation in the Plan and consider all risk factors relevant to the vesting or issuance of Shares under the Plan as set forth below and in the Additional Documents.

You should have regard to risk factors relevant to investment in securities generally and, in particular, to holding Shares. For example, the value at which an individual Share is quoted on the Nasdaq Global Select Market (“Nasdaq”) may increase or decrease due to a number of factors. There is no guarantee that the value of a Share will increase. Factors that may affect the value of an individual Share include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the Company’s “Investor Relations” page at https://ir.corporate.discovery.com/investor-relations, and upon request to the Company.

In addition, you should be aware that the Australian dollar (“AUD”) value of any Shares acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock in a U.S. Corporation. Share of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a Share is entitled to one vote. Further, Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Value of Shares of Common Stock. You may ascertain the current market value of an individual Share as traded on the Nasdaq under the symbol “DISCA" at: https:// https://www.nasdaq.com/market-activity/stocks/disca. The AUD equivalent of that value can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.

Please note this will not be a prediction of the market value of an individual Share when such Shares are vested or issued under the Plan or of the applicable exchange rate on the vesting date or the date the Shares are issued.

BRAZIL

Compliance with Law. By accepting the RSU, you acknowledge that you agree to comply with applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting of the RSU, the receipt of any dividends and the sale of Shares acquired under the Plan.
Labor Law Acknowledgment. By accepting the RSU, you understand, acknowledge and agree that, for all legal purposes (i) you are making an investment decision and (ii) the value of the underlying Shares are not fixed and may increase or decrease in value over the vesting period without compensation to you.
Exchange Control Information. Individuals who are resident or domiciled in Brazil are generally required to submit an annual declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is greater than US$1,000,000. If such amount is equal to or greater than US$100,000,000, the referenced declaration must be submitted quarterly, in the month following the end of each quarter. Assets and rights to be included in this annual declaration include Shares acquired under the Plan.
Tax on Financial Transaction (IOF). Payments to foreign countries and the repatriation of funds (e.g., sale proceeds from the sale of Shares and/or dividends) into Brazil and the conversion between BRL and USD associated with such transfers may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from your participation in the Plan. You should consult with your personal tax advisor for additional details.
BULGARIA
Exchange Control Information. You will be required to file statistical forms with the Bulgarian national bank annually regarding your receivables in bank accounts abroad as well as securities held abroad (e.g., Shares acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds BGN50,000 as of the previous calendar year end. The reports are due by March 31.
You should contact your bank in Bulgaria for additional information regarding these requirements.

CANADA
TERMS AND CONDITIONS
Form of Settlement. RSUs granted to employee residents in Canada shall be paid in Shares only.
Termination of Employment. The following provision replaces Section 2(i) of the International Addendum:
Except as expressly required by applicable legislation, your employment with the Company shall be deemed to be terminated and vesting will terminate as of the date that is the earliest of: (1) the date the your employment with your Employer is terminated, or (2) the date you receive notice of termination of employment; regardless of the reason for such termination and whether or not later found to be invalid or in breach of any applicable law, including Canadian provincial employment law (including but not limited to statutory law, regulatory law and/or common law) or the terms of your employment or service agreement, if any. The Committee shall have the exclusive discretion to determine when you are no longer actively employed or providing services (i.e., the termination date) for purposes of the RSU (including whether you may still be considered to be employed or providing services while on a leave of absence).
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the RSUs under the Plan, if any, will terminate effective as of the last day of your minimum statutory notice period. You will not earn or be entitled to pro-rated vesting for that portion of time before the date on which your right to vest terminates or if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.
The following provisions apply for participants resident in Quebec:
Data Privacy. The following provision supplements Section 12 of the International Addendum:
You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company and the administrator of the Plan to disclose and discuss the Plan with their advisors. You further authorize the Company to record such information and to keep such information in your employee file.
Language Consent. The parties acknowledge that it is their express wish that the Grant Notice, including this International Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
NOTIFICATIONS
Securities Law Information. You are permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the Nasdaq Global Select Market).
Foreign Asset/Account Reporting Information. You are required to report any specified foreign property (including Shares) annually on Form T1135 (Foreign Income Verification Statement) if the total cost of your specified foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year. Specified foreign property includes Shares acquired under the Plan and may include RSUs. The RSUs must be reported‒generally at a nil cost‒if the $100,000 cost threshold is exceeded because of other specified foreign property you hold. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at vesting, but if you own other Shares, this ACB may have to be averaged with the ACB of the other Shares owned by you. It is your responsibility to comply with applicable reporting obligations.

CHILE
Securities Law Notice. The offer of RSUs constitutes a private offering of securities in Chile. This offer of RSUs is made subject to general ruling N°336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the RSUs are not registered in Chile, the Company is not required to provide public information about the RSUs or the Shares in Chile. Unless the RSUs and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.
Esta oferta de Unidades de Acciones Restringidas (“RSU”) constituye una oferta privada de valores en Chile. Esta oferta de RSU se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse las RSU de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de las RSU o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
COLOMBIA
Nature of Grant. The following provision supplements Section 1 of this Addendum:
You acknowledge that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of your “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amounts, subject to the limitations provided in Law 1393/2010.
Securities Law Information. The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. Colombian residents must register Shares acquired under the Plan, regardless of value, with the Central Bank of Colombia (Banco de la República) as foreign investment held abroad. You are responsible for ensuring compliance with all exchange control laws in Colombia and you should consult your legal advisor prior to the acquisition or sale of the Shares under the Plan to ensure compliance with current regulations.
Foreign Asset/Account Reporting Information. You must file an annual informative return with the Colombian Tax Office detailing any assets (e.g. Shares) held abroad. If the individual value of any of these assets exceeds a certain threshold, you must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.

CZECH REPUBLIC
Exchange Control Information. Czech residents may be required to fulfill certain notification duties in relation to the RSUs and the opening and maintenance of a foreign account, including reporting foreign financial assets with a value of CZK 200,000,000 or more. You should consult their personal legal advisor to ensure compliance with the applicable requirements.

DENMARK
Stock RSU Act. You acknowledge that you have received an Employer Statement in Danish, which sets forth the additional terms of the RSUs to the extent that the Danish Stock RSU Act applies.
Foreign Asset/Account Reporting Information. You are required to report any accounts holding Shares or cash established outside Denmark to the Danish Tax Administration as part of your tax return under the section related to foreign affairs and income.

FINLAND

Foreign Asset/Account Reporting Information. There are no specific reporting requirements with respect to foreign assets/accounts. However, please note that you must check your pre-completed tax return to confirm that the ownership of Shares and other securities (foreign or domestic) is correctly reported. If you find any errors or omissions, you must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities.

FRANCE
Consent to Receive Information in English. By accepting the grant, you confirm having read and understood the Plan and Grant Notice, including all terms and conditions included therein, which were provided in the English language. You accept the terms of those documents accordingly.
En acceptant cette attribution, vous confirmez avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.
Foreign Asset/Account Reporting Information. If you hold Shares outside France or maintain a foreign bank account, you are required to report such to the French tax authorities when filing your annual tax return, including any accounts that were closed during the year. Failure to comply could trigger significant penalties.

GERMANY
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. In case of payments in connection with securities, the report must be made by the 5th day of the month following the month in which the payment was made/received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. You are responsible for satisfying the reporting obligation.
Foreign Asset/Account Reporting Information. German residents holding Shares must notify their local tax office if the acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year. A qualified participation is attained only in the unlikely event (i) you own at least 1% of the Company and the value of the Shares acquired exceeds €150,000, or (ii) you hold Shares exceeding 10% of the total capital of the Company.

HONG KONG
Form of Payment. This provision supplements Section 5 of the Grant Notice:
The grant of the RSUs does not provide any right for the Participant to receive a cash payment and the RSUs will be settled in Shares only. Further, Shares received under the Plan are accepted as a personal investment. In the event the RSUs vest and Shares are issued to the

Participant within six months of the Grant Date, the Participant agrees that he or she will not dispose of the Shares acquired prior to the six-month anniversary of the Grant Date.
Securities Law Notice. The RSUs and the Shares issued upon vesting of the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to eligible employees of Warner Bros. Discovery, Inc.
The Grant Notice, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Grant Notice, including this Addendum, the Plan and other incidental communication materials are intended only for the personal use of each eligible employee and not for distribution to any other person. You are advised to exercise caution in relation to the RSUs. If you have questions about any of the contents of the Grant Notice, including this Addendum, or the Plan, you should contact a legal or other professional advisor.

HUNGARY
There are no country specific provisions.

INDIA
Exchange Control Restrictions. You must repatriate any cash dividends paid on Shares and/or the proceeds from the sale of Shares to India within the required time periods specified under applicable Indian exchange control regulations. You must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.
Foreign Asset/Account Reporting Information. You are required to declare foreign bank accounts and any foreign financial assets (including Shares held outside India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult with your personal tax advisor in this regard.

IRAQ
There are no country specific provisions.

IRELAND
Director Notification Requirement. If you are a director, shadow director or secretary of an Irish Affiliate, you must notify the Irish Affiliate in writing if (1) you receive or dispose of an interest exceeding 1% of the Company (e.g., the RSUs, Shares, etc.), (2) you become aware of an event giving rise to a notification requirement, or (3) you become a director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

ITALY
Plan Document Acknowledgment. In accepting the grant of the RSUs, you acknowledge that you have received a copy of the Plan and the Grant Notice and have reviewed the Plan and the Grant Notice, including this Addendum, in their entirety and fully understand and accept all provisions of the Plan and the Grant Notice, including this Addendum.
You acknowledge that you have read and specifically and expressly approve the sections of the Grant Notice relating to vesting, taxes and withholding and governing law and Section 1 of the Addendum on Nature of the Grant; Section 3 of the Addendum on Language; Section 5 of the Addendum on Choice of Venue and Section 7 of the Addendum on Data Privacy.
Foreign Asset/Account Reporting Information. Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, Shares, RSUs) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, Shares, RSUs), are beneficial owners of the investment pursuant to Italian money laundering provisions.
Foreign Financial Assets Tax. The fair market value of any Shares held outside Italy is subject to a foreign assets tax. The fair market value is considered to be the value of the Shares on the Nasdaq Global Select Market on December 31 of each year or on the last day you held the shares (in such case, or when the Shares are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). You should consult with your personal tax advisor about the foreign financial assets tax.

JAPAN
Exchange Control Information. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares.
Foreign Asset/Account Reporting Information. You will be required to report details of any assets held outside Japan as of December 31st (including any Shares acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you.

JERSEY

There are no country-specific provisions.

KOREA
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. You should consult with your personal tax advisor to determine how to value your foreign accounts for purposes of this reporting requirement and whether you are required to file a report with respect to such accounts.

MEXICO
Securities Law Information. The RSUs and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Grant Agreement and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company or the Employer and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Discovery-Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
Labor Law Policy. In accepting the RSU grant, you expressly recognize that Discovery, Inc., with registered offices at 8403 Colesville Road, Silver Spring, MD 20910, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of Shares do not constitute an employment relationship between you and Discovery, Inc. since you are participating in the Plan on a wholly commercial basis and your Employer is one of Discovery Mexico Holdings, LLC. or Discovery Networks Mexico S de RL de CV, as applicable (“Discovery-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participating in the Plan do not establish any rights between you and the Employer, Discovery-Mexico and do not form part of the employment conditions and/or benefits provided by Discovery-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the your employment.
You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.
Plan Document Acknowledgment. By accepting the RSUs, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Grant Notice in their entirety and fully understand and accept all provisions of the Plan and the Grant Notice.

In addition, by accepting the Grant Notice, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in Section 1 of the Addendum (“Nature of the Grant”), in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company. on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither the Company. nor any subsidiary or affiliate is responsible for any decrease in the value of the Shares underlying the RSU.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company its affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
TRADUCCIÓN
Política Laboral. Al aceptar el otorgamiento de la Opción de Compra de Acciones, Usted expresamente reconoce que Discovery, Inc., con domicilio registrado ubicado en 8403 Colesville Road, Silver Spring, MD 20910, E.U.A., es la única responsable por la administración del Plan y que su participación en el Plan y en su caso la adquisición de Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre Usted y Discovery, Inc., ya que Usted participa en el Plan en un marco totalmente comercial y su único Patrón lo es Discovery Mexico Holdings, LLC. o Discovery Networks Mexico S de RL de CV, según aplique, (“Discovery-Mexico”). Derivado de lo anterior, Usted expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre Usted y el Patrón, Discovery-México, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Discovery-México y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de su relación de trabajo.
Asimismo, Usted reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Discovery, Inc.; por lo tanto, Discovery, Inc. se reserva el absoluto derecho de modificar y/o terminar su participación en cualquier momento y sin responsabilidad alguna frente a Usted.
Reconocimiento del Plan de Documentos. Al aceptar el Otorgamiento de la Opción de Compra de Acciones, Usted reconoce que ha recibido copias del Plan, que ha revisado el Plan y el Acuerdo en su totalidad y que entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al firmar el Acuerdo, Usted reconoce que ha leído y que aprueba específica y expresamente los términos y condiciones contenidos en el párrafo 1 del Acuerdo ( “Naturaleza del Otorgamiento”) en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecido por Discovery, Inc. de forma completamente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) ni Discovery, Inc. ni de cualquier Sociedad controlante, Subsidiaria o Filial son responsables por ninguna disminución en el valor de las Acciones subyacentes de la Opción de Compra de Acciones.
Finalmente, Usted por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Discovery, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, Usted otorga el más amplio finiquito que en derecho proceda a Discovery, Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.

NETHERLANDS
There are no country-specific provisions.

NEW ZEALAND
Securities Law Information. WARNING: You are being offered RSUs which allow you to purchase Shares in accordance with the terms of the Plan and the Grant Notice. The Shares, if purchased, give you a stake in the ownership of the Company. You may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preferred shares have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
You understand that you should ask questions, read all documents carefully, and seek independent financial advice before vesting in any RSUs under the Plan.
The Shares are quoted and approved for trading on the Nasdaq Global Select Market in the United States of America. This means that, if you purchase Shares under the Plan, you may be able to sell your investment on the Nasdaq if there are interested buyers. You understand that you may get less than your investment. The price will depend on the demand for the Shares.
For information on risk factors impacting the Company’s business that may affect the value of the Shares, you should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at https://ir.corporate.discovery.com/investor-relations.

NORWAY
There are no country specific provisions.
PANAMA
Securities Law Notice. The RSUs granted pursuant to the Plan and the Shares which may be issued upon vesting and settlement of the RSUs are offered in a private transaction. This is not an offer to the public and the offer is not subject to the protections established by Panamanian securities laws.

PERU
Securities Law Notice. The offer of the RSUs is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, please refer to the Plan, the Grant Notice and any other grant documents made available by the Company.
POLAND
Exchange Control Information. Polish residents who maintain bank or brokerage accounts holding cash and foreign securities (including Shares) abroad must report information to the National Bank of Poland on transactions and balances of the securities deposited in such accounts if the value of such transactions or balances (calculated individually or together with other assets or liabilities held abroad) exceeds certain thresholds. If required, the reports are due on a quarterly basis. Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000, however, if the transfer of funds is connected with the business activity an entrepreneur, the threshold is PLN 15,000). Further, upon the request of a Polish bank, Polish residents are required to inform the bank about all foreign exchange transactions performed through such bank. In addition, Polish residents are required to store documents connected with any foreign exchange transaction for a period of five years from the date the transaction occurred.

PORTUGAL
Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Grant Agreement.
Conhecimento da Lingua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (“Agreement” em inglês).
Exchange Control Information. If you acquire Shares under the Plan and do not hold the Shares with a Portuguese financial intermediary, you may need to file a report with the Portuguese Central Bank. If the Shares are held by a Portuguese financial intermediary, it will file the report for you.
ROMANIA
Exchange Control Information. If you deposit proceeds from the sale of Shares in a bank account in Romania, you may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. You should consult with a personal legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

SERBIA

Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, you are permitted to acquire Shares under the Plan and hold the shares and any proceeds from the sale of Shares in a U.S. brokerage account or other foreign brokerage account. However, you need permission from the National Bank of Serbia to hold any proceeds from the sale of Shares in an offshore bank account. Because the exchange control regulations in Serbia may change without notice, you should consult with your personal advisor to ensure compliance with applicable exchange control laws.

SINGAPORE
Sale Restriction. You agree that any Shares acquired pursuant to the RSUs will not be offered for sale in Singapore prior to the six-month anniversary of the grant date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any applicable provisions of the SFA.
Securities Law Information. The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made to you with a view to the RSUs being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. The directors, associate directors and shadow directors of a Singapore Affiliate are subject to certain notification requirements under the Singapore Companies Act. The directors, associate directors and shadow directors must notify the Singapore Affiliate in writing of an interest (e.g., RSUs, Shares, etc.) in the Company or any related companies within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming a director, associate director or shadow director.

SLOVAK REPUBLIC
There are no country specific provisions.

SPAIN
Nature of Grant. The following provision supplements Section 1 of the Addendum
In accepting the RSUs, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.
You understand and agree that, as a condition of the grant of the RSUs, except as provided for death Disability or Retirement as described in Section 7 of the Grant Notice, the termination of your employment for any reason (including for the reasons listed below) will automatically result in the loss of the RSUs that may have been granted to you and that have not vested on the date of termination.

In particular, you understand and agree that any unvested RSUs as of your termination date, unless otherwise specified in Section 7 of the Grant Notice, will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant the RSUs under the Plan to individuals who may be employees of the Company or its Affiliates. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company on an ongoing basis other than to the extent set forth in the Grant Notice. Consequently, you understand that the RSU is granted on the assumption and condition that the RSUs and the Shares issued upon vesting shall not become a part of any employment or contract (with the Company, including the Employer) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever will arise from the RSUs, which are gratuitous and discretionary, since the future value of the RSUs and the underlying Shares is unknown and unpredictable. In addition, you understand that the grant of the RSUs would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant to you shall be null and void.
Securities Law Information. No "offer of securities to the public", as defined under Spanish law, has taken place or will take place in the Spanish territory. The Grant Agreement (including this Addendum) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. You must declare the acquisition, ownership and disposition of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6. Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Shares acquired or disposed of during the prior year; however, if the value of the Shares acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if you hold 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.
In addition, you are required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any Shares acquired under the Plan) and any transactions with non-Spanish residents (including any payments of Shares made to you by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.
Foreign Asset/Accounting Reporting Information. If you hold rights or assets (e.g., Shares or cash held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, you are required to report certain information regarding such rights and assets on tax form 720. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported rights or assets increases by more than €20,000, or if ownership of the asset is transferred or relinquished during the year. If the value of such rights and/or assets does not exceed €50,000, a summarized form of declaration may be presented. The reporting must be completed by the March 31 each year. You should consult your personal tax advisor for details regarding this requirement.

SWEDEN
Withholding Taxes. The following provision supplements Section 3 of Exhibit A to the Grant Notice:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in this Section 3, by accepting the RSUs, you authorize the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to you upon vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND
Securities Law Information. Neither this document nor any other materials relating to the RSU (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or an Affiliate, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

TAIWAN
TERMS AND CONDITIONS
Data Privacy Consent. You hereby acknowledge that you have read and understood the terms regarding collection, processing and transfer of Data contained in Section 7 of this Addendum and by participating in the Plan, you agree to such terms. In this regard, upon request of the Company or the Employer, you agree to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in your country, either now or in the future. You understand you will not be able to participate in the Plan if you fail to execute any such consent or agreement.
NOTIFICATIONS
Securities Law Information. The RSUs and the Shares to be issued pursuant to the Plan are available only to employees of the Company and its Affiliates. The grant of the RSUs does not constitute a public offer of securities.

Exchange Control Information. You may acquire and remit foreign currency (including the proceeds from the sale of Shares) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. You should consult your personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

TURKEY
Securities Law Information. Under Turkish law, you are not permitted to sell Shares acquired under the Plan in Turkey. The Shares are currently traded on the Nasdaq Global Select Market, which is located outside Turkey and the Shares may be sold through this exchange.
Exchange Control Information. You may be required to engage a Turkish financial intermediary to assist with the sale of Shares acquired under the Plan. To the extent a Turkish financial intermediary is required in connection with the sale of any Shares acquired upon vesting of the RSUs, you are solely responsible for engaging such Turkish financial intermediary. You should consult your personal legal advisor prior to the vesting of RSUs or any sale of Shares to ensure compliance with the current requirements.

UNITED ARAB EMIRATES
Securities Law Information. Participation in the Plan is being offered only to selected employees and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Grant Notice are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
If you do not understand the contents of the Plan and the Grant Notice, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein and have no responsibility for such documents.

UNITED KINGDOM (“U.K.”)
Withholding Taxes. The following provision supplements Section 3 of Exhibit A to the Grant Notice:
Without limitation to this Section 3, you hereby agree that you are liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by you, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to you on which additional income tax and National Insurance Contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from you by any of the means referred to in this Section 3.

Appendix A
EMPLOYER STATEMENT FOR DANISH EMPLOYEES

Pursuant to Section 3(1) of the Danish Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding Warner Bros. Discovery, Inc. (the “Company”) restricted stock unit program in a separate written statement.

This statement contains only the information required to be mentioned under the Stock Option Act while the other terms and conditions of your stock unit grant are described in detail in the 2013 Incentive Plan (As Amended and Restated) (the “Plan”), and the Grant Notice which have been given to you.

1.    Date of grant of unfunded right to receive stock upon satisfying certain conditions

The grant date of your restricted stock units is the date that the Compensation Committee approved a grant for you and determined it would be effective.

2.    Terms or conditions for grant of a right to future award of stock

    The grant of restricted stock units will be at the sole discretion of the Board or the Compensation Committee of the Board. In its assessment, the Board or the Compensation Committee may consider a number of factors, including the Company's latest annual results, your personal performance and your value for the future operation and development of the Company. Notwithstanding your personal performance and the development of the Company, the Company may decide, in its sole discretion, not to make any grants of restricted stock units to you in the future. Under the terms of the Plan and the Restricted Stock Unit Agreement, you have no entitlement or claim to receive future restricted stock unit grants.

3.    Vesting Date or Period

    Generally, your restricted stock units will vest over a number of years, as provided in your Grant Notice. Your restricted stock units shall be converted into an equivalent number of shares of the common stock of the Company upon vesting. Your vesting may accelerate in certain circumstances as defined in your Grant Notice.

4.    Exercise Price

    No exercise price is payable upon the vesting of your restricted stock units and the issuance of shares of the Company’s common stock to you in accordance with the vesting schedule described above.

5.    Your rights upon termination of employment

The treatment of your restricted stock units upon termination of employment will be determined in accordance with the termination provisions of the Section 7 of the Grant Notice.

6.    Financial aspects of participating in the Plan

    The grant of restricted stock units has no immediate financial consequences for you. The value of the restricted stock units is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

    Shares of stock are financial instruments and investing in stocks will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty.

Warner Bros. Discovery Inc.
Bilag A
ARBEJDSGIVERERKLÆRING FOR DANSKE MEDARBEJDERE

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold, som ændret med virkning fra 1. januar 2019 ("Aktieoptionsloven") er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om aktieordningen vedrørende betingede aktier hos Warner Bros. Discovery Inc. ("Selskabet").

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, idet de øvrige vilkår og betingelser for tildelingen af betingede aktier er nærmere beskrevet i "2013 Incentive Plan" (revideret og genfremsat) ("Ordningen"), Medarbejderformularen vedrørende Betingede Aktier samt i Aftale om Betingede Aktier, som alle er udleveret til dig.

1.    Tidspunkt for tildeling af en vederlagsfri ret til at modtage aktier mod opfyldelse af visse betingelser

Tidspunktet for tildelingen af dine betingede aktier er den dato, hvor Vederlagsudvalget godkendte din tildeling og besluttede, at denne skulle træde i kraft.

2.    Kriterier eller betingelser for tildeling af retten til senere at få tildelt aktier

    Tildelingen af betingede aktier sker efter Bestyrelsens eller det af Bestyrelsen nedsatte Vederlagsudvalgs eget skøn. Bestyrelsen eller Vederlagsudvalget vil i sin bedømmelse inddrage en række faktorer, herunder Selskabets seneste årsresultat, din personlige præstation og din betydning for Selskabets fremtidige drift og udvikling. Uagtet din personlige præstation og Selskabets udvikling kan Selskabet frit vælge ikke at tildele dig nogen betingede aktier. I henhold til bestemmelserne i Ordningen og Aftalen om Betingede Aktier har du ikke nogen ret til eller noget krav på fremover at få tildelt betingede aktier.

3.    Modningstidspunkt eller -periode

    Dine betingede aktier modnes som udgangspunkt over en årrække som anført i Medarbejderformularen vedrørende Betingede Aktier eller i Aftale om Betingede Aktier. Ved modning konverteres dine betingede aktier til et tilsvarende antal ordinære aktier i Selskabet. Modning kan under visse omstændigheder fremskyndes, jf. Aftale om Betingede Aktier.

4.    Udnyttelseskurs

    Der betales ingen udnyttelseskurs i forbindelse med modningen af dine betingede aktier og Selskabets udstedelse af ordinære aktier til dig i overensstemmelse med ovennævnte modningsplan.

5.    Din retsstilling i forbindelse med fratræden

Dine betingede aktier vil i tilfælde af fratræden blive behandlet i overensstemmelse med fratrædelsesbestemmelserne i Aftale om Betingede Aktier.

6.    Økonomiske aspekter ved at deltage i Ordningen

    Tildelingen af betingede aktier har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af dine betingede aktier indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.

    Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Selskabets aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Warner Bros. Discovery Inc.